QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

MSC INDUSTRIAL DIRECT CO., INC.

(a New York corporation)

4,500,000 Shares of Class A Common Stock

PURCHASE AGREEMENT

Dated: July [    ], 2004

MSC INDUSTRIAL DIRECT CO., INC.

(a New York corporation)

4,500,000 Shares of Class A Common Stock

(Par Value $.001 Per Share)

PURCHASE AGREEMENT

July [    ], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
BB&T Capital Markets,
    a division of Scott & Stringfellow, Inc.
        as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        MSC Industrial Direct Co., Inc., a New York corporation (the "Company"), Sid Tool Co. Inc., a New York corporation, and the persons and entities listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.001 per share, of the Company ("Class A Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 675,000 additional shares of Class A Common Stock to cover overallotments, if any. The aforesaid 4,500,000 shares of Class A Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 675,000 shares of Class A Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-117514), covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

        At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are

purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

        Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date hereof, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii)    Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)    Financial Statements.    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other financial statements or supporting schedules or pro forma financial statements are required to be included in the Registration Statement or the Prospectus.

          (v)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Class A Common Stock and the Class B Common Stock, par value $.001 per share, of the Company (the "Class B Common Stock") in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)    Good Standing of Subsidiaries.    Each subsidiary of the Company listed on Schedule D hereto (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The Company does not have any active subsidiaries or subsidiaries that own, lease or operate any material properties or that conduct any material business other than the Significant Subsidiaries.

          (viii)    Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheets of the Company included in the financial statements incorporated by reference in the Prospectus at the respective dates indicated on such financial statements. The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Company's share buyback program has been duly authorized and, at September 10, 2002, permitted the repurchase of up to 5 million shares of Class A Common Stock and since that date, there has been no increase or decrease to such authority.

          (ix)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

          (x)    Authorization and Description of Securities.    The Class A Common Stock and the Class B Common Stock conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xi)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the sale of the Securities) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, violate or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such violations, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

          (xiii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv)    Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or violation of asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or violation (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)    Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the preliminary or final prospectus, if any, permitted by the 1933 Act and approved by the Representatives.

          (xvii)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xviii)    Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material

  Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix)    Title to Property.    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx)    Investment Company Act.    The Company is not required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi)    Environmental Laws.    Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii)    Tax Returns.    All federal, state, local and foreign income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except where the failure to file such returns could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The federal, state, local and foreign income tax returns of the Company and its subsidiaries through the fiscal year ended 1999 have been settled and no assessment in connection therewith has been made against the Company which has not been paid prior to the date hereof except for such assessments, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that could not reasonably be expected to result in a Material Adverse Effect.

          (xxiii)    Insurance.    The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts, containing such deductibles and covering such risks as is reasonably appropriate for their businesses, except where the failure to do so could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (xxiv)    Related Party Transactions.    No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

          (xxv)    Suppliers.    No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or any of its subsidiaries or, to our knowledge, has been unable to secure the necessary supply of raw materials, adequately finance the production of goods ordered or maintain sufficient manufacturing and shipping capacity, other than in the normal and ordinary course of business consistent with past practices, which cessation could not reasonably be expected to result in a Material Adverse Effect.

          (xxvi)    Accounting Controls.    The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) material information relating to the Company and its consolidated subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (F) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

          (xxvii)    Disclosure Controls.    The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms, and is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

          (xxviii)    Registration Rights or Other Rights.    There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement. There are no persons with preemptive rights or other similar rights to any securities of the Company or any of its subsidiaries in connection with the offering contemplated by this Agreement.

          (xxix)    ERISA Compliance.    The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA, except for such noncompliance that will not result in a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" which is subject to the reportable event requirements of ERISA and which is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" which is subject to Section 412 of the Code or Section 302 of ERISA and which is established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which would cause any such plan not to be qualified under Section 401(a) of the Code and result in any material liability.

          (xxx)    Off Balance Sheet Transactions.    There are no transactions, arrangements and other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an "Off Balance Sheet Transaction") that could reasonably be expected to affect materially the Company's liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission's Statement about Management's Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

          (xxxi)    Brokers.    There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

        (b)    Representations and Warranties by the Selling Shareholders.    Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter and the Company as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter and the Company, as follows:

          (i)    Accurate Disclosure.    Such Selling Shareholder confirms as accurate and correct the number of shares of Class A Common Stock and Class B Common Stock set forth opposite such Selling Shareholder's name, and all information disclosed in the footnotes, in the preliminary prospectus and the Prospectus under the caption "Selling Shareholders" (both prior to and after giving effect to the sale of the Securities).

          (ii)    Authorization of this Agreement.    Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms.

          (iii)    Authorization of Power of Attorney and Custody Agreement.    Such Selling Shareholder has the full right, power and authority to enter into a Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representative(s) (the "Power of Attorney and Custody Agreement"), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms. American Stock Transfer & Trust Company (the "Custodian") is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor. Each Attorney-in-Fact named in the Power of Attorney and Custody Agreement of such Selling Shareholder is authorized to execute and deliver this Agreement and any certificates that may be required pursuant to this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

          (iv)    Noncontravention.    The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument (including any trust instruments) of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties. Such Selling Shareholder has no registration rights with respect to the Registration Statement.

          (v)    Certificates Suitable for Transfer.    The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian (in the form of shares of Class A Common Stock and Class B Common Stock) with irrevocable conditional instructions to deliver such Securities (in the form of Class A Common Stock) to the Underwriters pursuant to this Agreement.

          (vi)    Valid Title.    Such Selling Stockholder has valid title to the shares of Class A Common Stock and Class B Common Stock deposited with the Custodian and such Selling Shareholder has, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will have, valid title to the Securities to be sold by such Selling Shareholder (in the form of shares of Class A Common Stock) free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

          (vii)    Delivery of Securities.    Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has "notice" of any "adverse claim," within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a "protected purchaser," within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement.

          (viii)    Absence of Manipulation.    Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. Such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities.

          (ix)    Absence of Further Requirements.    No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (x)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, such Selling Shareholder will comply with the terms of the lock-up letter attached hereto as Exhibit D.

          (xi)    No Association with NASD.    Neither such Selling Shareholder nor any of his, her or its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I, Section 1(q) of the By-laws of the

  National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (xii)    Due Organization.    Each Selling Shareholder that is a limited liability company has been duly organized and is validly existing as a limited liability company in the jurisdiction of its organization. Each Selling Shareholder that is a trust has duly created and is validly existing as a trust under the laws of the State of New York.

        (c)    Officer's Certificates.    Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

        (b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 675,000 shares of Class A Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time on one or more occasions only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company and the Selling Shareholders.

        Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

          (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)    Filing of Amendments.    The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective, to the preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h)    Listing.    The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (i)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Class A Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referenced in the Prospectus, (C) any shares of Class A Common Stock issued or options to purchase Class A Common Stock granted pursuant to existing employee benefit plans of the

  Company referred to in the Prospectus or (D) any shares of Class A Common Stock issued pursuant to any non-employee director stock plan.

          (j)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Selling Shareholders, joint and severally, will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and lodging expenses of officers of the Company and any such consultants, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (xi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities.

        (b)    Expenses of the Selling Shareholder(s).    The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

        (c)    Termination of Agreement.    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        (d)    Allocation of Expenses.    The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b)    Opinion of Counsel for Company.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Katten Muchin Zavis Rosenman, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (c)    Opinion of Counsel for the Selling Shareholders.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (d)    Opinion of Counsel for Underwriters.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to matters to be agreed upon. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (e)    Officers' Certificate.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (f)    Certificate of Selling Shareholders.    At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

        (g)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (h)    Bring-down Comfort Letter.    At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (i)    Approval of Listing.    At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (j)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

        (k)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

    (i)
    Officers' Certificate.    A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

    (ii)
    Certificate of Selling Shareholders.    A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

    (iii)
    Opinion of Counsel for Company.    The favorable opinion of Katten Muchin Zavis Rosenman, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

    (iv)
    Opinion of Counsel for the Selling Shareholders.    The favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

    (v)
    Opinion of Counsel for Underwriters.    The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

    (vi)
    Bring-down Comfort Letter.    A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (l)    Additional Documents.    At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such certificates, information, documents and opinions as they may require (including, but not limited to, a certificate of the secretary of the Company and a certificate of the chief financial or chief accounting officer of the Company with respect to certain financial information of the Company and its consolidated subsidiaries included in the Prospectus) for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (m)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriters.    The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the liability of any Selling Shareholder under this Section shall be limited to an amount not exceeding the proceeds received by such Selling Shareholder from the sale of Securities hereunder (after deducting the underwriting discount and expenses). Notwithstanding the foregoing, the liability of any Selling Shareholder under this Section shall be limited to information furnished in writing by such Selling Shareholder to the Company or the Underwriters expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus.

        (b)   Indemnification of Company, Directors and Officers and Selling Shareholders.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)   Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e)   Other Agreements with Respect to Indemnification.    The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the

Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

        The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the sale of the Securities hereunder (after deducting the underwriting discount and expenses).

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate number of Securities sold by Selling Shareholders pursuant to this Agreement.

        The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

        SECTION 8.    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

        SECTION 9.    Termination of Agreement.

        (a)   Termination; General.    The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)   Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and the Selling Shareholders, shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.    Default by one or more of the Selling Shareholders.    If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

        In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

        SECTION 12.    Tax Disclosure.    Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        SECTION 13.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Michael Santini, with a copy to Valerie Ford Jacob at Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004; notices to the Company shall be directed to it at 75 Maxess Road, Melville, New York 11747, attention of Shelley Boxer, with a copy to Eric Lerner at Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022; and notices to the Selling Shareholders shall be directed to 152 West 57th Street, 56th Floor, New York, New York 10019, attention of Stuart Rabin, with a copy to Raphael Russo at Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.

        SECTION 14.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 15.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 16.    TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 17.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        SECTION 18.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,
MSC INDUSTRIAL DIRECT CO., INC
By	Title:
SID TOOL CO., INC.
By	Title:
MITCHELL JACOBSON MARJORIE GERSHWIND TRUST UNDER TRUST AGREEMENT DATED JANUARY 31, 1994 PLATINUM INVESTMENT MANAGEMENT, L.L.C. GF-MSC, L.L.C.
By	As Attorney-in-Fact
CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED WILLIAM BLAIR & COMPANY, L.L.C. BB&T CAPITAL MARKETS, A DIVISION OF SCOTT & STRINGFELLOW, INC.
By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	Authorized Signatory

        For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[		]
Robert W. Baird & Co. Incorporated	[		]
William Blair & Company, L.L.C.	[		]
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	[		]

Total		4,500,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Mitchell Jacobson
Marjorie Gershwind
Trust Under Trust Agreement Dated January 31, 1994
Platinum Investment Management, L.L.C.
GF-MSC, L.L.C.
Total	4,500,000	675,000

Sch B-1

SCHEDULE C

MSC INDUSTRIAL DIRECT CO. INC.
4,500,000 Shares of Common Stock
(Par Value $.001 Per Share)

        1.     The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[    ].

        2.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $[    ], being an amount equal to the initial public offering price set forth above less $[    ] per share.

Sch C-1

SCHEDULE D

List of Significant Subsidiaries

Sid Tool Co., Inc.

Sch D-1

SCHEDULE E

List of persons and entities subject to lock-up

Mitchell Jacobson
David Sandler
Charles Boehlke
Roger Fradin
Denis Kelly
Raymond Langton
Philip Peller
James Schroeder
Shelley Boxer
Thomas Eccleston
Thomas Cox
Ross Anker
Marjorie Gershwind
Trust Under Trust Agreement Dated January 31, 1994
Platinum Investment Management, L.L.C.
The Jacobson Family Foundation
Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust
Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust
The Gershwind Family Foundation
GF-MSC, L.L.C.
Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust

Sch E-1

Exhibit A

August    , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
BB&T Capital Markets,
        a division of Scott & Stringfellow, Inc.
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

  Re:
  MSC Industrial Direct Co., Inc.

Ladies and Gentlemen:

        We have represented MSC Industrial Direct Co., Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement (File No. 333-117514) on Form S-3, which was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Commission on July    , 2004 in connection with the sale by certain shareholders of the Company (the "Selling Shareholders") of an aggregate of 4,500,000 shares (the "Initial Securities") of the Company's Class A Common Stock, $0.001 par value per share (the "Common Stock") and the sale by the Selling Shareholders of an additional aggregate of 675,000 shares of Common Stock (the "Option Securities") pursuant to the Underwriters' exercise of their over-allotment option, pursuant to the terms of a Purchase Agreement (the "Purchase Agreement"), dated as of July     , 2004, among the Company, the Selling Shareholders and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as Representatives of the Underwriters named therein. The Initial Securities and the Option Securities are collectively referred to herein as the "Securities." This opinion letter is given at the request of the Company under Section 5(b) of the Purchase Agreement. Except as otherwise indicated, capitalized terms used herein are defined as set forth in the Purchase Agreement.

        In connection with this opinion letter, we have examined:

          1.     The Registration Statement on Form S-3 (File No. 333-117514) filed with the Commission on July 20, 2004 under the Act and amended on            , 2004 (such Registration Statement, as so amended, including the documents incorporated by reference therein and all information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") being hereinafter referred to as the "Registration Statement").

          2.     The preliminary prospectus relating to the Securities dated July 20, 2004 and the final prospectus relating to the Securities dated July    , 2004 included in the Registration Statement at the time it became effective (such final prospectus including the documents incorporated by reference therein being hereinafter referred to as the "Prospectus").

          3.     A specimen certificate representing the Common Stock.

          4.     An executed copy of the Purchase Agreement.

          5.     The Custody Agreement and Power of Attorney (the "Custody Agreement") dated July    , 2004, signed by each Selling Shareholder.

          6.     The Company's Certificate of Incorporation, as currently in effect (the "Certificate").

          7.     The Company's By-Laws, as currently in effect (the "By-Laws").

          8.     Records of proceedings and actions of the Company's Board of Directors relating to the transaction described in the Purchase Agreement (the "Transaction").

We have received (i) telephonic confirmation from the Commission fixing the effective date of the Registration Statement and (ii) written confirmation by the New York Stock Exchange of the approval of the Common Stock for listing on the New York Stock Exchange, subject to official notice of issuance. We have also examined such corporate records and other documents and have made such examination of law as we have deemed necessary in connection with this opinion.

        In rendering this opinion letter, as to questions of fact material to this opinion letter we have relied, to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from the Selling Shareholders, public officials and others and from directors, officers and employees of, and accountants for, the Company, and from American Stock Transfer & Trust, the transfer agent for the Company and on representations of the Company and the Selling Shareholders set forth in the Purchase Agreement and each Custody Agreement.

        Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company.

        In connection with this opinion letter, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:

    (i)
    All parties to the Transaction other than the Company (collectively, the "Other Parties") have legal existence;

    (ii)
    All natural persons involved in the Transaction have sufficient legal capacity to enter into and perform their respective obligations under the Purchase Agreement or to carry out their roles in the Transaction;

    (iii)
    Each of the Other Parties has complied with all legal requirements applicable to it that affect the Transaction or are necessary to make the Purchase Agreement enforceable against it;

    (iv)
    Each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Purchase Agreement against the Company and the Selling Shareholders;

    (v)
    There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

    (vi)
    The conduct of the parties to the Transaction complies with any test of good faith or fairness required by law; and

    (vii)
    All statutes, judicial and administrative decisions, rules and regulations of governmental agencies or self-regulatory bodies applicable to this opinion letter are generally available to lawyers practicing in New York and are in a format that makes legal research reasonably feasible.

            The opinions set forth below are subject to the following qualifications:

    (i)
    the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

    (ii)
    the effects of general principles of equity, whether applied by a court of law or equity; and

    (iii)
    any limitations under federal securities and other applicable laws and considerations of public policy which relate to indemnification and contribution provisions.

        Based upon and subject to the foregoing and to the last paragraph of this letter, it is our opinion that:

          1.     Each of the Company and the subsidiary named on Exhibit 1 attached hereto (the "Subsidiary") has been duly incorporated, is existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; and each of the Company and the Subsidiary is duly qualified as a foreign corporation and is in good standing in each jurisdiction set forth opposite the name of the Company or Subsidiary on Exhibit I hereto.

          2.     The Company has an authorized and outstanding capital stock as set forth in the financial statements of the Company incorporated by reference in the Prospectus at the dates specified therein; the Securities to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and nonassessable and the shareholders of the Company have no preemptive rights with respect to any shares of capital stock of the Company (including the Securities) granted by the Company under its Certificate or By-Laws or the laws of the State of New York or any contract known to us to which the Company is a party. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the Certificate and By-Laws and the Business Corporation Law of the State of New York (the "BCL").

          3.     To our knowledge, there are no legal or governmental investigations, actions or proceedings pending other than those set forth under "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 2004 to which the Company or the Subsidiary is a party or of which any property of the Company or the Subsidiary is the subject, which are required to be described in the Registration Statement or the Prospectus; and to our knowledge no such proceedings are threatened by governmental authorities or others.

          4.     The Company has corporate power and authority to enter into and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by the Company; and the execution, delivery and performance by the Company of the Purchase Agreement and the consummation of the Transaction and compliance by the Company with its obligations under the Purchase Agreement do not and will not result in a breach or violation of any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (i) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us to which the Company or the Subsidiary is a party or by which they or their respective properties are expressly bound except for any such breach, violation, default, lien, charge or encumberance that would not have a Material Adverse Effect, (ii) the Certificate or By-Laws of the Company or the Subsidiary, (iii) any laws or administrative rules or regulations of federal law or the State of New York normally applicable to transactions of the type contemplated by the Purchase Agreement (other than state securities or Blue Sky laws, rules or regulations thereunder and federal securities laws, rules or regulations thereunder concerning matters relating to, or the adequacy of, disclosure in the Registration Statement or Prospectus, as to which we express no opinion in this paragraph 4) or

  (iv) any judgment, order or decree known to us of any court or governmental agency or body to which the Company or the Subsidiary is a party or by which they or their respective properties are expressly bound.

          5.     No filing, consent, approval, authorization, registration, qualification or order of any court or governmental agency or body of the State of New York or the United States is required for the execution, delivery and performance of the Purchase Agreement by the Company in connection with the offering, sale and delivery of the Securities, except such as may be required under the Act or as may be required under the securities or Blue Sky laws of any jurisdiction or by the National Association of Securities Dealers, Inc.

          6.     The Registration Statement has become effective under the Act and, to our knowledge, (a) no stop order suspending the effectiveness thereof has been issued and (b) no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

          7.     The Company has been advised by the New York Stock Exchange that the Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          8.     The Registration Statement and the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial data included therein, as to which we render no opinion), and each amendment or supplement thereto, as of their respective effective or issue dates and as of the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          9.     To our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or Prospectus or to the documents incorporated by reference therein which are not described and filed or incorporated by reference therein as required. The descriptions in the Registration Statement and Prospectus of contracts and other documents so required to be disclosed therein or filed as exhibits thereto are accurate in all material respects and such descriptions fairly present in all material respects the information required to be shown.

          10.   The Company is not, and will not be as a result of the consummation of the Transaction, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          11.   All outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in Section 630 of the BCL in respect of the Subsidiary) and, to our knowledge based solely on a review of the stock ledger of the Subsidiary, are owned of record by the Company. The Company has not created any lien or encumbrance on, or transferred any interest in, such stock, pursuant to any express provision of any indenture, mortgage, deed of trust, note agreement or other agreement known to us to which the Company is a party or by which it is bound, and to our knowledge, no person other than the Company has expressly asserted any lien on or claim of ownership with respect to such stock.

          12.   The statements under the captions "Description of Capital Stock" and "U.S. Federal Tax Considerations of Non U.S. Holders" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly and accurately present the information called for with respect to such legal matters, documents and proceedings.

          13.   To our knowledge, there are no persons with registration rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

          14.   The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when it became effective or was filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

        In addition, we confirm to you that we have participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although (except as specifically set forth in paragraphs 2, 3, 9 and 12 above) we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements and notes thereto and supporting schedules and other financial data included therein, as to which no view is rendered), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and notes thereto and supporting schedules and other financial data included therein, as to which no view is rendered), as of its date or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Our opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law and the laws of the United States of America and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion letter is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion letter is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressees hereof is entitled to rely on this opinion letter. This opinion letter is rendered solely for purposes of the Transaction and should not be relied upon for any other purpose.

Very truly yours,
KATTEN MUCHIN ZAVIS ROSENMAN

Exhibit B

FORM OF OPINION OF
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

        1.     Each Entity Selling Shareholder that is a limited liability company has been duly organized and is validly existing as a limited liability company in good standing in the State of Delaware. The Trust under Trust Agreement dated January 31, 1994 has been duly created and is a validly existing trust under the laws of the State of New York.

        2.     Each Entity Selling Shareholder has duly authorized the Purchase Agreement and a Power-of-Attorney and Custody Agreement.

        3.     Each Selling Shareholder has duly executed and delivered a Power-of-Attorney and Custody Agreement. Each Power-of-Attorney and Custody Agreement constitutes a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable laws and public policy and except that the enforceability of the Power-of-Attorney and Custody Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        4.     With respect to each Selling Shareholder, the Purchase Agreement has been duly executed and delivered by or on behalf of such Selling Shareholder; and the execution, delivery and performance of the Purchase Agreement and the applicable Power-of-Attorney and Custody Agreement, the sale of the Shares to be sold by such Selling Shareholder under the Purchase Agreement, the consummation of the transactions contemplated by the Purchase Agreement and the compliance by such Selling Shareholder with all of the provisions of the Purchase Agreement and the applicable Power-of-Attorney and Custody Agreement with respect to such Shares (a) do not and will not conflict with, breach or violate any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, other than any conflicts, breaches, violations or defaults that could not reasonably be expected to materially adversely affect such Selling Shareholder's ability to consummate the transactions contemplated by the Purchase Agreement, (b) if such Selling Shareholder is an Entity Selling Shareholder, will not violate such Entity Shareholder's Entity Documents, and, (c) with respect to any Selling Shareholder, will not violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except that, with respect to the opinion in clause (c), we do not express any opinion herein as to the anti-fraud provisions of any securities laws of any applicable jurisdiction. For purposes of this opinion, the term "Applicable Law" means the Delaware Limited Liability Company Act (the "LLCA"), and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement.

        5.     No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Shareholder of his, her or its obligations under the Purchase Agreement and applicable Power-of-Attorney and Custody Agreement in connection with the Shares to be sold by such Selling Shareholder under the Purchase Agreement, except for the filings (if any) by the Selling Shareholders with the Securities and Exchange Commission required pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial,

B-1

administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

        6.     Each Selling Shareholder is the record owner of the Shares to be sold by such Selling Shareholder pursuant to the Purchase Agreement (having relied for this purpose, without any independent inquiry, solely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of the Shares to be sold by such Selling Shareholder).

        7.     Assuming each Underwriter acquires its interest in the Shares it has purchased under the Purchase Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-102 and Section 8-105 of the Uniform Commercial Code in effect in the State of New York in the date of this letter (the "NY-UCC")) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Purchase Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, and (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.

* * *

        The opinions expressed herein are limited to the laws of the State of New York, the LLCA and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware. This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

B-2

Exhibit C

Form of Lock-up for Directors and Executive Officers

July    , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated,
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
BB&T Capital Markets
    a division of Scott & Stringfellow, Inc.
        as Representatives of the several
        Underwriters to be named in the
        within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
4 World Financial Center
New York, New York 10080

  Re:
  Proposed Public Offering by MSC Industrial Direct Co., Inc.

Dear Sirs:

        The undersigned, [a stockholder and] an officer and/or director of MSC Industrial Direct Co., Inc., a New York corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company, Sid Tool Co., Inc., a New York corporation, and the Selling Shareholders (as such term is defined in the Purchase Agreement) providing for the public offering of shares (the "Securities") of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a [stockholder and] an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock or other securities, in cash or otherwise.

        Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) pursuant to the laws of descent and distribution, provided that the distributee or heir agrees to be bound in writing by

C-1

the restrictions set forth herein or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

C-2

Exhibit D

Form of Selling Shareholder Lock-up Agreement

July     •    , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated,
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
BB&T Capital Markets
     a division of Scott & Stringfellow, Inc.
         as Representatives of the several
         Underwriters to be named in the
         within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
4 World Financial Center
New York, New York 10080

        Re:    Proposed Public Offering by MSC Industrial Direct Co., Inc.

Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director] of MSC Industrial Direct Co., Inc., a New York corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company, Sid Tool Co., Inc., a New York corporation, and the Selling Shareholders (as such term is defined in the Purchase Agreement) providing for the public offering of shares (the "Securities") of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, any shares of the Company's Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Class A Common Stock or any securities convertible into or exchangeable or exercisable for Class A Common Stock or other securities, in cash or otherwise.

D-1

        Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) pursuant to the laws of descent and distribution, provided that the distributee or heir agrees to be bound in writing by the restrictions set forth herein, (iii) to any other Selling Shareholder, (iv) to any trust for the direct or indirect benefit of the undersigned or the immediate family of Mitchell Jacobson or Marjorie Gershwind, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and (v) to any other entity, all of the equity interests of which are held by Mitchell Jacobson and/or Marjorie Gershwind and/or their immediate family members, provided that such other entity agrees to be bound in writing by the restrictions set forth herein. For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,
Signature:

Print Name:

D-2

Exhibit I

SUBSIDIARY OF MSC INDUSTRIAL DIRECT CO., INC.

CORPORATION	STATE OF INCORPORATION	QUALIFIED AND IN GOOD STANDING AS FOREIGN CORPORATION
Sid Tool Co., Inc.	New York	Florida; Georgia; Indiana; Nevada; Ohio;
Pennsylvania; Tennessee; and Texas.

QuickLinks

MSC INDUSTRIAL DIRECT CO., INC. (a New York corporation) 4,500,000 Shares of Class A Common Stock (Par Value $.001 Per Share) PURCHASE AGREEMENT
FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
Form of Selling Shareholder Lock-up Agreement July • , 2004
SUBSIDIARY OF MSC INDUSTRIAL DIRECT CO., INC.